EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Names Jeffrey Engel as President & Chief Operating Officer

BEDFORD, Mass., August 6, 2024 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced it has named Jeffrey Engel as President & Chief Operating Officer (COO). Mr. Engel holds more than 30 years of executive and advisory experience, most recently serving as the company’s Chief Restructuring Officer. As iRobot’s President & COO, Mr. Engel will oversee daily operations and be responsible for the company’s ongoing restructuring, research and development, operations and supply chain, and product management. He will report directly to Gary Cohen, iRobot CEO.

“Jeff is a highly accomplished executive with a unique set of skills and experiences that have allowed him to excel at leading organizations through change and turning companies around,” said Gary Cohen, iRobot CEO. “Since joining iRobot as Chief Restructuring Officer earlier this year, Jeff has not only played a pivotal role in defining and executing on the company’s operational restructuring plan, but he has also stepped in to successfully lead our manufacturing, supply chain and engineering organizations. His experience as a turnaround leader and business architect is proven, and we are confident that with his leadership as President and COO, the company will continue progressing on its strategic initiatives and return to profitable growth.”

“Since joining iRobot, I have been inspired by the commitment set forth by the organization to returning to growth and capitalizing on the many opportunities that exist in both the near-term and long-term,” said Jeff Engel, President and COO at iRobot. “I am honored to take on the role of President and COO and look forward to working across the company to continue innovating, bringing new products to market and further establishing the strategic direction that will ensure iRobot is well positioned for the future.”

Mr. Engel is a global turnaround and restructuring advisor with more than 30 years of C-suite and advisory experience leading successful turnarounds across multiple industries and geographies, including the Americas, EMEA and APAC. He previously served as iRobot’s Chief Restructuring Officer. Prior to iRobot, Mr. Engel served as Founder and Managing Director of Pacific Partners Capital, an advisory firm that helped clients navigate complex and challenging situations in industrial companies, manufacturing, consumer products and electronics, automotive and software sectors. He served as an Executive-in-Residence and Senior Advisor at AlixPartners, one of the world’s leading management consulting and restructuring firms, frequently assuming interim C-suite positions to plan and lead business turnarounds. Throughout his career, Mr. Engel has worked with many of the world’s leading PE firms and investment banks on portfolio company operational challenges, strategic initiatives and investment decisions. He has held various C-suite and advisory positions at companies, including Senior Principal at Kearney, Executive Director and CPO of Americas at Ford Motor Company, and COO and Board Member of Westpoint Stevens with Icahn Enterprises. Mr. Engel holds an M.B.A. from the University of Notre Dame and a B.A. in Business Administration from the University of Iowa.
About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
This press release contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s implementation of its operational restructuring plan and related restructuring charges (including the timing thereof), the Company’s business plans, strategies, priorities and initiatives and the expected business and financial impacts thereof (including anticipated cost savings), expected product launches and the impact thereof, and anticipated business enhancements and expected benefits to the Company’s products and business therefrom. These forward-looking statements are based on the Company's current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the Company's ability to implement its business plans and strategies; the Company’s ability to achieve the anticipated benefits of its operational restructuring plan; the Company’s ability to successfully navigate its leadership transition; the ability of the Company to retain and hire key personnel; legislative, regulatory and economic developments affecting the Company's business; general economic and market developments and conditions; the impact of various global conflicts on the Company's business and general economic conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; supply chain challenges including constraints in the availability of certain semiconductor components used in the Company’s products; the financial strength of the Company’s customers and retailers; the impact of tariffs on goods imported into the United States; and competition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in the Company's most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.